Exhibit 10.2

SHARE EXCHANGE AGREEMENT

         THIS SHARE EXCHANGE AGREEMENT (“Agreement”) is made and entered into this 19 day of October, 2004, by and between International Media Network AG., (“IMN”), a Switzerland ______________, having its principal office at _________________________, Zurich, Switzerland and Norman R. Dobiesz (“NRD”), an individual residing at ________________________________.

         W I T N E S S E T H:

         WHEREAS, NRD desires to exchange (the “Exchange”) the shares of Series A Preferred Stock he owns in Teltronics, Inc., a Delaware corporation (“Teltronics”) for shares of IMN’s issued and outstanding $_____ par value Common Stock (“IMN Common”) in accordance with the terms and conditions of this Agreement.

         NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements of the parties contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties, intending to be legally bound hereby, do hereby agree as follows:

         1.        Exchange of Stock.

                  (a)        Subject to the terms and conditions of this Agreement, NRD agrees to transfer and deliver at the Closing, as defined in paragraph 2 of this Agreement, all the shares of Series A Preferred Stock (“Series A Preferred Stock”) owned by NRD to IMN in exchange for 33.4% of the issued and outstanding shares of IMN Common (“IMN Shares”).

                  (b)         The certificate evidencing the Series A Preferred Stock to be delivered by NRD to IMN at the Closing shall be accompanied by stock powers duly endorsed by NRD in the manner mutually agreed to by NRD and IMN.

                  (c)         The certificate representing the IMN Shares to be delivered by IMN to NRD at Closing shall be registered in NRD’s name, shall be free-trading and unrestricted, and shall not contain any legend restricting transfer.

                  (d)        At the Closing and from time to time thereafter, NRD and IMN shall each execute such additional instruments and take such other action as the other may reasonably request to more effectively sell, transfer, convey and assign the Series A Preferred Stock to IMN, and the IMN shares to NRD, and to confirm the title of each thereto.

         2.         Closing.

                  (a)         Closing.   The closing of the transactions contemplated by this Agreement (the “Closing”) shall be held at the offices of the Company in Sarasota, Florida on or before February ___, 2005, unless another place or time is agreed upon in writing by the parties (the “Closing Date”).

                  (b)         Conduct of Closing.   Subject to the fulfillment of all of the conditions set forth in paragraph 7 of this Agreement and the delivery of all certificates required thereby, except such conditions as may be waived by the parties in writing pursuant to paragraph 8(b) of this Agreement, on the Closing Date:

                           (1)         IMN.   IMN shall deliver to NRD:

(i)	the stock certificate(s) for the IMN Shares described in paragraph 1(c);

(ii)	the certificate contemplated by paragraph 7(a)(1); and
(iii)	an irrevocable proxy and other documents to effect the voting agreement described in paragraph 7(a)(4) of this Agreement.

                           (2)         NRD.   NRD shall deliver to IMN:

(i)	the certificate(s) for the Series A Preferred Stock and stock power(s) described in paragraph 1(b);
(ii)	the certificate contemplated by paragraphs 7(b)(1); and
(iii)	the consent of Teltronics to transfer the shares of Series A Preferred Stock to IMN.

         3.         Representations and Warranties by IMN.   IMN represents and warrants that:

                  (a)         Corporate.   IMN is a ___________________ duly organized, validly existing and in good standing under Switzerland law and has full power and authority to own, operate and lease its properties, owned, operated and leased, and to conduct its business as now and heretofore conducted.

                  (b)         Ownership of Shares; Authority.   Upon issuance to NRD, NRD will be the record owner and holder of the IMN Shares, which will be fully paid and non-assessable, free and clear of any lien, security interest, liability, encumbrance or other restriction, free-trading and unrestricted as to transfer. IMN has the full and unqualified power and authority to transfer and deliver the IMN Shares Stock to NRD in accordance with the terms of this Agreement.

                  (c)         Shares. The authorized capital stock of IMN consists of _____________  (______) shares of IMN Common, of which _____________ (_____) shares are validly issued and outstanding.

                  (d)         Litigation and Claims.  There is no action, suit, proceeding, claim or investigation, environmental or otherwise, which is pending or, to the knowledge of IMN, threatened against IMN, and there is no outstanding order, writ, injunction or decree of any court or governmental agency against or affecting IMN.

                  (e)         Effect of Agreement.   The execution, delivery, and performance of this Agreement by IMN and the consummation by IMN of the transactions contemplated hereby do not (i) require the consent, waiver, approval, license or authorization of any person or public authority, (ii) violate, with or without the giving of notice or the passage of time, any provision of law applicable to IMN, (iii) conflict with or result in a breach of IMN’s charter, certificate or articles of incorporation or other governing instruments, however denominated, or any mortgage, deed of trust, license, indenture or other agreement or instrument, or any judgment, decree, statute, regulation or other restriction of any kind or character to which IMN is a party or by which any of its assets may be bound, or give to others any right to terminate or result in termination of any provision of any such instruments, and (iv) result in the creation of any lien, charge or encumbrance upon any of the property or assets of IMN or in the acceleration or maturity of any debt of IMN.

         4.         Representations and Warranties of NRD.   NRD represents and warrants to IMN as follows:

                  (a)         Corporate.   Teltronics is a corporation duly organized and validly existing under the laws of the State of Delaware.

                  (b)         Series A Preferred Shares.   Teltronics has authorized 100,000 shares of the Series A Preferred Stock, all of which shares are presently issued to him and outstanding.

                  (c)         Ownership of Series A Preferred Shares; Power.   He is the record owner and holder of all of the shares of Series A Preferred Stock, which he owns free and clear of any lien, security interest, liability, encumbrance or other restriction, except that the consent of Teltronics is required to transfer the shares of Series A Preferred Stock to IMN. He has the power and capacity to execute and perform this Agreement and consummate the transactions contemplated by this Agreement.

         5.        Investment Representations of IMN.

                  (a)         Investment Intent.   IMN represents that it is acquiring the shares of Series A Preferred Stock for its own account, for investment and not with a view to the distribution thereof or with any present intention of distributing or reselling such shares.

                  (b)         Restrictions on Transfer.   IMN acknowledges that (1) the shares of Series A Preferred Stock have not been registered under the Securities Act of 1933, as amended, (the “Act”), and the shares of Series A Preferred Stock are what are commonly referred to as “lettered” or “restricted” securities; (2) unless the shares of Series A Preferred Stock are registered under the Act, or an exemption from registration is available and the availability of such exemption is confirmed by an opinion of reputable counsel for IMN satisfactory in form and substance to Teltronics and its counsel, the shares of Series A Preferred Stock may not be transferred and IMN may be required to hold them indefinitely, and, hence, to bear the economic risk of the investment for an indefinite period, such risk IMN is able to bear; (3) the United States Securities and Exchange Commission has adopted Rule 144 under the Act (“Rule 144”) which deals with the transfer and sale of restricted securities; (4) IMN understands that the availability of Rule 144 for the sale and transfer of the shares of Series A Preferred Stock is very limited, and that numerous conditions and events, including, without limitation, a holding period of not less than two (2) years, must exist before it would be able to utilize Rule 144 in connection with the sale or other disposition of the shares of Series A Preferred Stock; (5) if the shares of Series A Preferred Stock are not sold or transferred pursuant to registration under the Act or pursuant to Rule 144, it may be able to sell the shares of Series A Preferred Stock only at a substantial discount, without the aid of a broker, and only if it is able to find a purchaser who will agree to take and hold the shares of Series A Preferred Stock under all of the terms and conditions affecting their ownership; (6) transfer of the shares of Series A Preferred Stock requires consent of NRD as provided in the voting agreement described in paragraph 7(a)(4) of this Agreement; and (7) the foregoing only summarizes certain considerations with respect to the legal matters affecting the transferability of the shares of Series A Preferred Stock.

                  (c)         Adequate Access to Information.   IMN acknowledges that it has been advised by financial and legal advisors of its own choosing; that IMN has had access to and has carefully reviewed the information that is contained in Teltronic’s reports, schedules and other filings under the United States Securities Exchange Act of 1934.

                  (d)         Covenants Regarding Restrictions.   IMN agrees that:

                           (1)         IMN will not, directly or indirectly, offer or sell, pledge, transfer or otherwise dispose of all or any portion of the shares of Series A Preferred Stock or solicit any offer to buy, purchase or otherwise acquire or make a pledge of all or any portion of the shares of Series A Preferred Stock, except in the manner and to the extent described (a) in a registration statement in effect under the Act covering the shares of Series A Preferred Stock and as to which a prospectus meeting the requirements of the Act is available for delivery, or in the opinion of reputable counsel for IMN, which opinion is in form and substance satisfactory to counsel of Teltronics, to the effect such proposed offer, sale, pledge, transfer or other disposition of the shares of Series A Preferred Stock may be made without such registration and availability of a prospectus meeting the requirements of the Act, and (b) only with the consent of NRD as provided in the voting agreement described in paragraph 7(a)(4) of this Agreement.

                           (2)         The certificates representing the shares of Series A Preferred Stock will bear a legend, referring to the above transfer restrictions, to the effect that the shares of Series A Preferred Stock have not been registered under the Act, that no transfer of the shares of Series A Preferred Stock may be made unless the shares of Series A Preferred Stock are registered under the Act or an exemption from such registration is available as required by the Act.

                  (e)         Illiquidity.   IMN understands that there is no public market for the Series A Preferred, that Teltronics has only a limited public market for its Common Stock, that it may not be able to maintain, and that therefore IMN may never be able to dispose of the Series A Preferred Stock, even if converted into Common Stock of Teltronics.

         7.         Conditions Precedent to the Closing.

                  (a)         Obligation of NRD to Close.    The obligation of NRD to consummate the Exchange on the Closing Date shall be subject to the satisfaction or the written waiver by NRD of the following conditions on or prior to the Closing Date:

                           (1)         Representations and Warranties; Compliance with Agreement.   The representations and warranties of IMN set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, and IMN shall have performed all covenants and agreements to be performed by it under this Agreement and otherwise on or prior to the Closing Date, and IMN shall have delivered to NRD a certificate to such effect dated the Closing Date signed by IMN’s chief executive officer.

                           (2)         Litigation Affecting the Closing.    On the Closing Date, no proceeding shall be pending or threatened before any court or governmental agency in which it is sought to restrain or prohibit or to obtain damages or other relief respecting this Agreement or the consummation of the transactions contemplated hereby, and no investigation that might eventuate in any such suit, action or proceeding shall be pending or threatened.

                           (3)         Consummation of Teltronics/IMN Investment Agreement. Teltronics and IMN shall have closed and consummated all of the transactions contemplated by the Investment Agreement between them of even date herewith (“Investment Agreement”).

                           (4)         Voting Agreement.    IMN and NRD shall have entered into a voting agreement covering the shares of Series A Preferred Stock containing the terms described in Exhibit A attached to and made a part of this Agreement.

                  (b)         Obligation of IMN to Close.   The obligation of IMN to consummate the transfer of the Series A Preferred Stock on the Closing Date shall be subject to the satisfaction of the following conditions on or prior to the Closing Date:

                           (1)         Representations and Warranties; Compliance with Agreement.   The representations and warranties of NRD set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, and NRD shall have performed all covenants and agreements to be performed by him under this Agreement on or prior to the Closing Date, and NRD shall have delivered to IMN a certificate to such effect dated the Closing Date and signed by NRD.

                           (2)         Litigation Affecting Closing. On the Closing Date, no proceeding shall be pending or threatened before any court or governmental agency in which it is sought to restrain or prohibit or to obtain damages or other relief in connection with this Agreement or the consummation of the transaction contemplated hereby, and no investigation that might eventuate in any such suit, action or proceeding shall be pending or threatened.

                           (3)         Amendment of Series A Preferred Stock.    Teltronics shall have filed with the Delaware Secretary of State the Amended Certificate of Designation, Preferences and Rights of Series A Preferred Stock of Teltronics, Inc. as described in Exhibit A to the Investment Agreement.

         8.         Covenants Relating to IMN.   For a minimum period of five (5) years from and after the Closing Date and until full and final performance of all of IMN’s obligations and under the Investment Agreement and the agreements to be executed as described in the Investment Agreement:

                  (a)         NRD will have the irrevocable right to appoint a Swiss person designated by him in his sole discretion, as member of IMN’s board of directors and all committees of IMN’s board;

                  (b)         NRD will assign his rights to vote the IMN Shares to a Swiss person designated by NRD, in his sole discretion; and

                  (c)         IMN assigns and conveys to NRD or an individual or entity he designates, in his sole discretion, all rights of IMN, howsoever arising, to appoint members of Teltronics’ board of directors.

         9.         Survival of Agreements and Obligations: Waivers.

                  (a)         All representations, warranties, agreements and covenants made by the parties in this Agreement or pursuant hereto shall survive the Exchange, shall remain in full force and effect and may be relied upon by the parties for a period of five (5) years and until full and final performance by IMN of all of its obligations to NRD and under the Investment Agreement, regardless of any investigation or examination at any time made by them or on their behalf, and shall not be deemed merged into any document or instrument executed or delivered with this Agreement.

                  (b)         The breach, default or nonperformance of any condition, representation, warranty, agreement or covenant contained in this Agreement or contemplated under this Agreement by NRD or IMN may be waived, but only in writing, by the other party or parties hereto; provided, however, that no such waiver shall serve to waive any subsequent breach, default or nonperformance, nor shall any such waiver serve to waive a recurrence of the breach, default or nonperformance so waived, nor shall the failure to enforce any remedy with respect to any such breach, default or nonperformance serve as a waiver thereof.

         10.         General.

                  (a)         Entire Agreement. This Agreement, together with the Schedules and Exhibits attached hereto and other documents referred to herein, constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties hereto with respect to the subject matter hereof.

                  (b)         Written Amendments. Any purported termination, amendment, change or modification of this Agreement shall be void unless in writing and duly approved and executed by all the parties to this Agreement.

                  (c)         Headings. The headings of this Agreement are inserted for convenience and identification only, and are in no way intended to describe, interpret, define or limit the scope, extent or intent hereof.

                  (d)         Counsel; Expenses. NRD and IMN each acknowledge that they have been represented by independent legal counsel of their own choosing. NRD and IMN shall each bear and pay all costs and expenses incurred by them or it on their or its behalf as the case may be in connection with this Agreement, including without limitation, fees and expenses of their or its own financial consultants, accountants and counsel.

                  (e)         Notices. All notices or other communications required or permitted to be given pursuant to this Agreement shall be in writing and shall be considered as properly given or made if hand delivered, mailed from within the United States by certified or registered mail, or sent by prepaid telegram to the applicable address(es) appearing in the preamble to this Agreement, or to such other address as a party may have designated by like notice forwarded to the other parties hereto. All notices, except notices of change of address, shall be deemed given when mailed or hand delivered and notices of change of address shall be deemed given when received.

                  (f)         Application of Florida Law. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Florida without regard to the principles of conflicts of law thereof. Each party hereto hereby irrevocably submits to the jurisdiction of the courts of the State of Florida and of the United States of America sitting in or having jurisdiction over the City of Bradenton, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that the venue thereof may not be appropriate, that such suit, action or proceeding is improper or that this Agreement or any of the documents referred to in this Agreement may not be enforced in or by said courts, and each party hereto irrevocably agrees that all claims with respect to such suit, action or proceeding shall be heard and determined in such a Florida state or federal court. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party in the manner provided in paragraph 9(e) and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.

                  (g)         Binding Agreement; Non-Assignability. This Agreement shall be binding upon and inure to the benefit of the personal representatives, heirs, devisees, successors and assigns of IMN and NRD, as the case may be, but none of the rights or obligations attaching to any party shall be assignable.

                  (h)         Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above written.

International Media Network AG
By: /s/ Patrick Grotto Patrick Grotto, Chairman & Chief Executive Officer

/s/ Norman R. Dobiesz Norman R. Dobiesz

EXHIBIT A

VOTING AGREEMENT

1.	Parties. NRD or his designee and IMN.

2.	Custody of Shares. The shares of Series A Preferred Stock will be held by an Escrow Agent designated by NRD.

3.

Voting. NRD or his designee shall have the exclusive, irrevocable right to vote the shares of Series A Preferred Stock during the term of the Voting Agreement to be further effected by an irrevocable proxy.

4.	Term. A minimum period of five (5) years commencing upon the Closing and terminating after complete and final performance by IMN of all of its obligations and under the Investment Agreement.